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                                                                   EXHIBIT 10.18





June 20, 1997

PRIVATE AND CONFIDENTIAL

VASCO CORP.
1919 S. Highland Avenue
USA - Lombard, Il. 60148

Attn: Mr. T. Kendall Hunt, Chairman & CEO

Dear Sir,

LETTER OF ENGAGEMENT

We are writing this letter to confirm the basis upon which Banque Paribas S.A., London branch (or "Paribas") is willing to advise and, subject to market conditions, satisfactory due diligence and documentation and no material adverse change in financial position, to act as Global Co-ordinator, Lead Manager, Bookrunner and Underwriter for an international offering of equity shares (the "Offering") for VASCO CORP. or of a new corporation ("NewCo") to be organised by VASCO CORP. (VASCO CORP. and NewCo are referred to herein as the "Company") on the terms (the "Term Sheet") attached hereto. The final terms of the Offering will be agreed between the parties in the light of prevailing market conditions at the relevant time.

1. ACCESS: It is a condition of our engagement that the Company will provide Banque Paribas S.A. with all such information as Banque Paribas S.A. may reasonably require or as any competent regulatory authority may require and that the Company provides such information in good faith believing it to be true, accurate and complete in all material respects. The Company authorises Banque Paribas S.A. to utilize such information in connection with the provision of the services envisaged herein. The Company agrees that Banque Paribas S.A. shall have such access to the directors and other staff of the companies comprising the Company, its subsidiaries and affiliates (the "Group") as Banque Paribas S.A. deems appropriate and, with prior approval, the external advisors of the Company, its subsidiaries and affiliates as Banque Paribas S.A. may deem appropriate.

     In addition, the Company agrees (subject to any legal or regulatory requirements) to keep Banque Paribas S.A. informed of any material developments or proposals in relation to the business or operations of the Group, in particular where these may have any effect on the Offering, for the period up to and including the closing of the Offering and thereafter for a period of six months following the closing of the Offering.

2. CONFIDENTIALITY AND CONFLICTS: Banque Paribas S.A. recognises that information received by it during the course of its engagement is of a confidential nature and unless otherwise agreed by the Company neither Paribas nor any Connected Person




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     (as defined in paragraph 4) of Paribas shall disclose any such information to any third party, provided always that in addition to any other right or obligation by virtue of which Paribas or any Connected Person may be entitled or bound by law to disclose information, Paribas will be entitled, at its discretion, if requested or required to do so, to disclose any information known to it or any Connected Person and/or to produce any documents relating to the Group's business or affairs to any government or regulatory agency or authority. Paribas may also disclose any such information for the purposes of defending any claim or action against it in respect of the Offering. Paribas will promptly notify the Company of any such disclosure of information or production of documents and make available to the Company copies of any such documents. Paribas will, where reasonably practicable, seek to impose a confidentiality requirement on the recipient in any case where the information is not subject to statutory restrictions on disclosure.

     Neither Banque Paribas S.A. nor any Connected Person will have any duty to disclose to the Company any information which comes to their notice (or the notice of any Connected Person) in the course of carrying on any other business or as a result of or in connection with the provision of services to other persons.

     Banque Paribas S.A. is part of a wide-ranging financial services group (involved in, inter alia, commercial banking, portfolio investment, capital markets activities, trading and research) in which different parts of the group act independently of each other. Accordingly, while Paribas shall, pursuant to this letter, act on behalf of the Company and in its best interest as a client, another part of Paribas' business or a Connected Person may be acting on behalf of other clients in ways which conflict with the interests of the Company.

     As a result of the potential conflicts of interest and in order to preserve the confidentiality of client information, Banque Paribas S.A. operates comprehensive sets of rules and procedures to ensure respect for confidential information.

3. DOCUMENTS AND ANNOUNCEMENTS: Banque Paribas S.A. may ask the Company for certain confirmations relating to information contained in a document, prospectus, information memorandum, offering circular or announcement if the Company asks Paribas to issue or approve it, whether or not it is an investment advertisement, and Paribas may require further information from the Company in order to issue or approve any such document or announcement. Paribas will require the Company and/or the directors of the Company to accept full responsibility for any such information in any such document or announcement relating to the Company or any of its subsidiaries or affiliates.

     Banque Paribas S.A. retains the right to refuse to issue or approve a particular document or announcement and to require the Company to cease to distribute a document or announcement which, in Paribas' opinion, has any connection with or potential effect on the proposed Offering if at any time Paribas becomes aware of information which, in its opinion, renders the document or announcement untrue or misleading in a material respect.

     Please note that any written or oral opinion, report or advice provided by Banque Paribas S.A. or any Connected Person in connection with its engagement is exclusively for the information of the Board of Directors and senior management of the




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     Company and may not be disclosed to any third party or circulated or referred to publicly without our prior consent other than such disclosure as may be required by governmental and regulatory bodies in Belgium Paribas shall be named as Global Co-ordinator and Lead Manager to the Offering in any announcements, circulars or communications regarding the Offering in the manner and place in which it is normal or a requirement for Global Co-ordinators or Lead Managers to an offering to be so named.

     The Company agrees that it will not publish, or arrange for the publication of, any documents or announcements in relation to the Offering which refers, either expressly or by implication, to Banque Paribas S.A. without the prior approval of the entitled entity of Banque Paribas S.A.

     Banque Paribas S.A. reserves the right to place advertisements in financial and other newspapers and journals at its own expense describing Paribas' services pursuant to this letter once the Offering has been completed and announced. All other public announcements or disclosures will be issued only after approval by the Company.

4. INDEMNITY: It is a further condition of our engagement that neither Banque Paribas S.A. nor any Connected Person of Banque Paribas S.A. shall be liable for any losses, claims, damages, liabilities, expenses, actions, demands, proceedings, enquiries, investigations, judgements, decisions or reports ("Liabilities") incurred, brought or threatened to be brought or entered or enforced or conducted against the Company or any Connected Person thereof by reason of, or arising, directly or indirectly out of, the carrying out by Paribas of services pursuant to this letter provided the same do not arise from Paribas' or, as the case may be, any Paribas Connected Person's gross negligence or wilful default.

     The Company will indemnify and hold Banque Paribas S.A. and each of its Connected Persons harmless from and against any and all Liabilities incurred, brought or threatened to be brought or entered or enforced or conducted against Banque Paribas S.A. or any of its Connected Persons which arise out of matters or transactions contemplated by or consequent upon Paribas' or its engagement under the terms of this letter except to the extent that those Liabilities arise out of the wilful default or gross negligence of Banque Paribas S.A. or, as the case may be, such Connected Person.

     In the event of any claim being made or threatened, Paribas will keep the Company informed as to the progress of such claim and will consult with the Company or its advisors in relation to the handling of such claim including any proposed settlement or compromise thereof, provided that Banque Paribas S.A. will at all times have full discretion in respect of any such claim.

     In this letter "Connected Person" of a party means each of the following of such party: any holding company of such party, subsidiaries and subsidiary undertakings of such party or any holding company together with the respective associates, affiliates, directors, officers, employees and agents of each of them.

5. EXPENSES AND FEES: It is agreed that the Company shall, subject to any required regulatory approvals for such reimbursement but without regard to the consummation of any transaction, be responsible for and, to the extent payments are made by




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     Banque Paribas S.A., reimburse Banque Paribas S.A. at such times as Banque
     Paribas S.A. shall request, for the costs and expenses, together with any applicable value added tax or like charge ("VAT") specified in the Term Sheet. The expenses, if not paid or reimbursed earlier, shall be paid or reimbursed in cash upon demand.

     All payments or reimbursements by the Company hereunder shall be made without the withholding or deduction of any tax or like charge; and if the Company shall be required to deduct or withhold such a tax or like charge or if such tax or like charge is imposed on Banque Paribas S.A. solely on account of services performed hereunder, the Company shall pay the net amount to Banque Paribas S.A. after such deduction, withholding or imposition.

6. TERMINATION: The Company may terminate the services of Banque Paribas S.A. or Banque Paribas S.A. may terminate its services, at any time with or without cause, effective upon receipt of written notice to the other party to that effect, it being understood that paragraphs 4, 5 and 7 will survive any such termination. Subject to the agreed limit on the reimbursement of expenses and fees specified in the Term Sheet, Banque Paribas S.A. shall be entitled in the event of termination to immediate payment in full of all reasonable expenses and fees incurred or accrued as at the time of termination. If Banque Paribas S.A. terminates this Agreement without cause Banque Paribas S.A. shall pay its own expenses and shall not be entitled to reimbursement.

7. EXCLUSIVITY: It is a further condition that the Company will not appoint any other Global Co-ordinator, Global Bookrunner and Financial Advisor in relation to the engagement hereunder or, prior to completion of the engagement or six months following the earlier termination thereof, in respect of any international offering of equity shares (with or without warrants) convertible bonds or any other instrument convertible or exercisable into equity shares without the prior written agreement of Banque Paribas S.A.

8. GOVERNING LAW: The terms of this letter shall be governed by and construed in accordance with the laws of the United States, State of New York. In signing the enclosed copy of this letter you will be irrevocably and unconditionally submitting to the jurisdiction of the New York courts in relation to any matters arising in connection with the Offering and this letter.

Please indicate your confirmation of the exclusive appointment on the terms set out herein of Paribas as Global Co-ordinator, Lead Manager, Bookrunner and Underwriter for an international offering of equity shares on your behalf by signing and returning the attached copy letter.

We are delighted to accept such appointment and look forward to working with you on this assignment.

Yours faithfully

BANQUE PARIBAS S.A.

By: /s/ Mr. Bijan-Daniel KHEZRI





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I hereby confirm your appointment on the terms set out above.

VASCO CORP.

By: /s/ Mr. T. Kendall HUNT








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THE LETTER OF ENGAGEMENT (THE "LETTER") DATED JUNE 20, 1997 BETWEEN BANQUE
PARIBAS S.A. AND VASCO CORP. SHALL BE AMENDED BY DELETING IN ITS ENTIRETY THE TERM SHEET ATTACHED THERETO AND REPLACING SUCH WITH THE TERM SHEET SET FORTH BELOW. EXCEPT AS HEREIN PROVIDED, THE LETTER SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

                                   TERM SHEET

                        INDICATIVE TERMS AND CONDITIONS
              FOR AN INITIAL PUBLIC OFFERING ON EASDAQ AND NASDAQ
                              OF EQUITY SHARES OF
                                  VASCO CORP.


These indicative terms are subject to market conditions, satisfactory due diligence and documentation and no material adverse change in the financial condition of the Issuer.


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Issuer                          VASCO Corp. or "NewCo"
----------------------------------------------------------------------------------------------------
Offering                    :   newly issued shares (capital increase): <...>
                                sale of existing shares by shareholders: <...>
                                private placement in Europe/Rest of the World and private
                                offering in the US
----------------------------------------------------------------------------------------------------
Size                        :   USD 60,000,000
----------------------------------------------------------------------------------------------------
Greenshoe Option            :   15%, i.e. USD 9,000,000, over-allotments to allow Paribas
                                to stabilise the market after allocation, in accordance
                                with the EASDAQ and NASDAQ Stabilisation Rules,
                                exercisable within 30 days from the date of admission to
                                trading on EASDAQ and NASDAQ. 7% fees will be paid on
                                the greenshoe to the extent exercised. Paribas alone
                                will be in charge of all stabilisation policy.
----------------------------------------------------------------------------------------------------
Offering Price              :   Determined in light of bookbuilding
----------------------------------------------------------------------------------------------------
Governing Law                   United States, State of New York
----------------------------------------------------------------------------------------------------
Listing                     :   EASDAQ and NASDAQ
----------------------------------------------------------------------------------------------------
Total Commissions               7.00 %
-----------------               1.50 % (50% of the management fee for
A.   Management Fee         :   Paribas as praecipium; the other
                                half will be allocated to Paribas, the US Co-Lead Manager,
                                Generale de Banque and the US Co-Manager pro rata their
                                participation in the underwriting)
B.   Underwriting Fee           1.50 %
C.   Selling Fee                4.00 %
----------------------------------------------------------------------------------------------------
Offering Expenses for
the account of the
Issuer
--------------------
A. Administrative           :   including, but not limited to:
   Expenses                     - fees and expenses related to the Belgian Banking and
                                Finance Commission and the EASDAQ listing
                                - fees and expenses related to the Securities and
                                Exchange Commission and the NASDAQ listing
                                - costs related to Issuer's legal counsel, notary,
                                accounting and other advisory, principally but not
                                exclusively for the offering prospectus (which will only
                                be published in English) and comfort

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
                                letters/legal opinions
B. P.R., Roadshow and       :   including, but not limited to:
Other Publicity Expenses        costs and expenses related to press advertisements and
                                tombstones, printing, public meetings, road shows, press
                                meetings and other P.R. activities,...



C. Underwriters' expenses       including, but not limited to: legal and other advisory
                                expenses; out-of-pocket expenses (e.g. travel expenses)
D. Syndicate                    Expenses B and C in excess of US$500,000 will be for the
                                account of the syndicate.
----------------------------------------------------------------------------------------------------
Retainer Fee                    Paribas will be paid a non-refundable retainer fee of US
                                $50,000 by the time this term-sheet is signed.  This
                                retainer fee will be deducted from the success fees of the offering if and when the offering takes place.
----------------------------------------------------------------------------------------------------
Financial Advisor               Paribas is acting as Senior Financial Advisor. Paribas
                                will be solely in charge of structuring the offering.
----------------------------------------------------------------------------------------------------
Syndication                 :   -Global Co-ordinator/Global Bookrunner/Lead Manager: Paribas
                                -US Co-Lead (US International): US House
                                -Co-Lead Manager (Europe): Generale de Banque,
                                -US Co-Manager (US): US House
----------------------------------------------------------------------------------------------------
Underwriting                    The underwriting percentages will be split as follows:
                                (US$ amounts if total deal pre-greenshoe is US$60m)
                                o Paribas (40.00%)                         USD 24,000,000
                                o US Co-Lead (35.00%)                        USD 21,000,000
                                o Generale de Banque (20.00%)                USD 12,000,000
                                o US Co-Manager (5.00%)                      USD 3,000,000
                                The greenshoe, to the extent exercised, would be
                                underwritten only by Paribas and the commissions on the
                                greenshoe paid to Paribas
----------------------------------------------------------------------------------------------------
Selling and Underwriting    :   Upon agreement on the offering price, the offering of
                                the shares shall, subject to market conditions,
                                satisfactory due diligence and documentation and no
                                material adverse change in the financial condition of
                                the Issuer, be underwritten by Paribas and the other
                                underwriters pursuant to a Subscription Agreement
                                between the Issuer and the Underwriters.
----------------------------------------------------------------------------------------------------
Bookbuilding                :   The shares will be offered by method of bookbuilding.
                                The Global Book will be run by Paribas alone.
                                The Issuer will have access to the book at all times.
----------------------------------------------------------------------------------------------------
Lock-ups                    :   No further offering or sale of shares in the Issuer for
                                a period of 1 year following the transaction without the
                                prior consent of Paribas except pursuant to warrants,
                                options and convertible debt in existence at the closing
                                date of the Offering.
----------------------------------------------------------------------------------------------------
Timing                      :   The transaction is expected to take place in the fourth
                                quarter of 1997 (closing beginning of December).
----------------------------------------------------------------------------------------------------
Obligations of Paribas      :   The obligations of Paribas will consist in assisting
                                VASCO CORP. in, among others:

                                - ASSISTING with the review of the international


                                offering prospectus

                                - DETERMINING, in consultation with the Issuer, the
                                appropriate price range for the offering

                                - STRUCTURING the Offering (including size, timing and
                                syndicate structure)

                                - INVITING THE SYNDICATE

                                - DRAFTING of the subscription agreement,

                                - ADVISING VASCO Corp. to its obligations under the
                                NASDAQ and EASDAQ regulations;

                                - SPONSORING the EASDAQ listing

                                - CO-ORDINATING the EASDAQ and NASDAQ listing processes

                                - ASSISTING VASCO Corp. in the preparation of the
                                required documentation for the EASDAQ listing
                                (comprising application and the offering prospectus) in
                                accordance with the applicable regulations

                                - CONTACTING, with the assistance of outside counsel
                                where necessary, the relevant authorities with respect
                                to the EASDAQ-listing (EASDAQ and Commissie voor het
                                Bank- en Financiewezen) and assisting  VASCO Corp. in
                                obtaining any necessary approvals, rulings, or relief
                                with respect to the EASDAQ-listing;

                                - ASSISTING VASCO Corp. in the preparation of the
                                required documentation for the NASADQ listing
                                (comprising application and the offering prospectus) in
                                accordance with the applicable regulations

                                - CONTACTING, with the assistance of outside counsel
                                where necessary, the relevant authorities with respect
                                to the NASDAQ-listing (NASDAQ and the Securities and
                                Exchange Commission) and assisting VASCO Corp. in
                                obtaining any necessary approvals, rulings, or relief
                                with respect to the NASDAQ-listing;

                                - PREPARING and undertaking the appropriate filings with
                                the above-mentioned authorities;

                                - MANAGING THE SYNDICATE of underwriters;

                                - ORGANISING, in Europe, after a preliminary prospectus
                                has been prepared and prior to the roadshow (see below),
                                a set of WARM-UP MEETINGS with targeted institutional
                                investors,






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
----------------------------------------------------------------------------------------------------
                                - ORGANISING the marketing and sales efforts for the the
                                Offering, in particular the Europe/Rest of the World (ex
                                US) tranche, including roadshows and

                                one-on-ones (schedule and venues to be determined) and preparation of marketing documents;

                                - DETERMINING THE OFFERING PRICE after discussions with
                                the Issuer and the US Lead Manager

                                - after fixing the price, UNDERWRITING the offering
                                and/or sale of the shares together with the syndicate of
                                underwriters;

                                - acting as MARKET MAKER; Paribas will invite the other
                                underwriters to take up the engagement to act as Market
                                Maker.

                                - STABILISING THE SHARE PRICE in the after-market within
                                a period of 30 days after allocation;

                                - UNDERTAKING TO PUBLISH research reports on  VASCO
                                Corp. at the time of the offering and on a regular basis
                                thereafter. Paribas will require research reports from
                                all syndicate members.
----------------------------------------------------------------------------------------------------
Obligations of parties          All obligations of the parties are subject to, and are
                                to be performed in compliance with, applicable laws,
                                rules and regulations.
----------------------------------------------------------------------------------------------------
                                THIS TERM SHEET MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS,
                                ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME
                                INSTRUMENT AND ANY OF THE PARTIES HERETO MAY EXECUTE THIS TERM
                                SHEET BY SIGNING ANY SUCH COUNTERPART

                                BANQUE PARIBAS S.A.
                                By: Bijan - Daniel Khezri

                                VASCO CORP.

                                By T. Kendall Hunt



                                                                                        August 29,1997




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